SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of
[x] Definitive Proxy Statement                 the Commission Only (as
[ ] Definitive Additional Materials            permitted by
[ ] Soliciting Material Pursuant to            Rule 14a-6(e)(2))
            Rule 14a-11(c)
            or Rule 14a-12

                                  Epitope, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of  Person(s)  Filing Proxy  Statement  if other than the  Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    5)  Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)  Amount Previously Paid:

--------------------------------------------------------------------------------
    2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
    3)  Filing Party:

--------------------------------------------------------------------------------
    4)  Date Filed:

--------------------------------------------------------------------------------

                            [Graphic: Epitope logo]

                                     EPITOPE
                            8505 S.W. Creekside Place
                             Beaverton, Oregon 97008


                                                                January 11, 1999

Dear Shareholder:

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders to be held on TUESDAY, FEBRUARY 16, 1999, at the Oregon Convention Center, 777 N.E. Martin Luther King Jr. Boulevard, Portland, Oregon, at 9:00 a.m. Your Board of Directors and management look forward to personally greeting those present. At the meeting, you will be asked to elect three Class II directors to serve on the Board of Directors until the Annual Meeting of Shareholders in the year 2002; and to transact such other business as may properly come before the meeting or any adjournments thereof.
         Your Board of Directors has approved the nominees for director named in the enclosed Proxy Statement and recommends that you vote FOR their election to the Board of Directors.
         Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, we urge you to mark, sign, date, and mail the enclosed proxy card promptly in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting and vote in person even if you have previously mailed your proxy card.

Sincerely yours,

/s/ John W. Morgan

John W. Morgan
President and Chief Executive Officer

                                  EPITOPE, INC.
                            8505 S.W. Creekside Place
                             Beaverton, Oregon 97008
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 16, 1999
                                 --------------


To the Shareholders of Epitope, Inc.:

         The Annual Meeting of Shareholders of Epitope, Inc., an Oregon corporation (the "Company"), will be held at the Oregon Convention Center, 777
N.E. Martin Luther King Jr. Boulevard, Portland, Oregon 97232, on TUESDAY, FEBRUARY 16, 1999, at 9:00 a.m. to elect three Class II directors, and to consider such other business as may properly come before the meeting or any adjournments thereof. Additional information relevant to the meeting is included in the proxy statement accompanying this Notice.

         Only holders of Common Stock of record at the close of business on December 15, 1998, will be entitled to vote at the Annual Meeting of Shareholders and any adjournments thereof.

By Order of the Board of Directors


Andrew S. Goldstein
Secretary


January 11, 1999
Beaverton, Oregon






--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. RETURNING YOUR PROXY DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND TO VOTE YOUR SHARES IN PERSON.
--------------------------------------------------------------------------------

                                  EPITOPE, INC.
                            8505 S.W. Creekside Place
                             Beaverton, Oregon 97008


                                   -----------



                                 PROXY STATEMENT

         This proxy statement is being mailed on or about January 11, 1999, to shareholders of Epitope, Inc., an Oregon corporation (the "Company"), in connection with the solicitation of proxies in the accompanying form ("Proxies") by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Shareholders to be held on February 16, 1999, at 9:00 a.m., at the Oregon Convention Center, 777 N.E. Martin Luther King Jr. Boulevard, Portland, Oregon 97232, and at any adjournments thereof (the "Annual Meeting"), pursuant to the accompanying Notice of Annual Meeting of Shareholders.


                                     PROXIES

         Shares represented by a properly executed Proxy will be voted in accordance with the shareholder's instructions indicated on the Proxy. If no instructions are given, the shareholder's shares will be voted according to the recommendations of the Board as stated on the Proxy. Shareholders may revoke the authority granted by their Proxies at any time before the Annual Meeting by notice in writing delivered to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Annual Meeting, withdrawing the Proxy, and voting in person.

         At the Annual Meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting of Shareholders and described in this proxy statement. The Board knows of no other matters to be presented for action at the Annual Meeting. If any other matters do properly come before the Annual Meeting, the persons named on the Proxy will have discretionary authority to vote thereon in accordance with their best judgment.

         The cost of soliciting Proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers, and regular employees may solicit Proxies personally or by telephone, telegraph, or other means without additional compensation. The Company has retained D.F. King & Co., Inc., to assist in such solicitation for an estimated fee of $2,500 plus reimbursement for certain expenses.

         Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and the Company will, upon request, reimburse them for their reasonable expenses in so doing.


   PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT PROMPTLY
               IN THE ENCLOSED ENVELOPE PROVIDED FOR THIS PURPOSE.

                                VOTING SECURITIES

         On December 15, 1998, the record date for determining shareholders entitled to vote at the Annual Meeting, the Company had outstanding and entitled to vote at the meeting 13,609,961 shares of Common Stock, no par value (the "Common Stock"). Each share of Common Stock is entitled to one vote on any matter brought before the meeting. A majority of the shares of Common Stock outstanding as of the record date, represented in person or by proxy at the meeting, will constitute a quorum for the transaction of business.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of December 28, 1998, regarding the beneficial ownership of the Company's Common Stock by (a) each person who is known to the Company to be the beneficial owner of more than 5 percent of the Common Stock outstanding, (b) each director and nominee for election as director, (c) each of the Company's executive officers named in the Summary Compensation Table under EXECUTIVE COMPENSATION, and (d) all directors and executive officers of the Company as a group.

                                                                          Amount and Nature of             Percent
Beneficial Owner                                                      Beneficial Ownership (1) (2)         of Class
-------------------------------------------------------------- ------------------------------------------- ------------

Putnam Investments, Inc., One Post Office Square, Boston, MA 02109            912,700(3)                       6.7%

W. Charles Armstrong                                                           89,540(4)                         *

Charles E. Bergeron                                                           146,985(4)                       1.1%

Edward V. Collom, Jr.                                                             440                            *

J. Richard George, Ph.D.                                                       64,365                            *

Andrew S. Goldstein                                                           447,509                          3.2%

Margaret H. Jordan                                                             51,000                            *

John W. Morgan                                                                165,215(4)(5)                    1.2%

Michael J. Paxton                                                              72,052                            *

Roger L. Pringle                                                              152,177(4)                       1.1%

G. Patrick Sheaffer                                                            95,000                            *

Robert J. Zollars                                                              20,000                            *

All directors and executive officers as a group (11 persons)                1,304,283(4)                       8.9%
---------
*Less than 1%



(1)      Subject  to  community  property  laws  where  applicable,   beneficial
         ownership consists of sole voting and investment power except as otherwise indicated.

(2) Includes shares subject to options exercisable within 60 days of December 28, 1998, as follows: Mr. Armstrong, 85,000 shares; Mr. Bergeron, 144,832 shares; Dr. George, 63,332 shares;

         Mr. Goldstein, 200,250 shares; Ms. Jordan, 50,000 shares; Mr. Morgan, 155,546 shares; Mr. Paxton, 70,552 shares; Mr. Pringle, 115,552 shares; Mr. Sheaffer, 82,500 shares; Mr. Zollars, 20,000 shares; and all directors and executive officers as a group, 987,564 shares.

(3) Putnam Investments, Inc., a wholly owned subsidiary of Marsh & McLennan Companies, Inc., filed a Schedule 13G report on January 20, 1998, reporting that it had shared voting power as to 20,200 shares and shared dispositive power over 892,500 shares as a result of its ownership of two registered investment advisers.

(4) Includes shares as to which the individual has shared voting and dispositive power as follows: Mr. Armstrong, 165 shares; Mr. Bergeron, 2,153 shares; Mr. Morgan, 5,000 shares; Mr. Pringle, 1,500 shares; and all directors and executive officers as a group, 8,818 shares.

(5) Does not include 33,554 shares of Common Stock held in the Epitope, Inc. 40l(k) Profit Sharing Plan (the "401(k) Plan"), as to which Mr. Morgan shares voting power as a trustee of the 401(k) Plan. Mr. Morgan disclaims any economic beneficial interest in such shares.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10 percent of the Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Reporting persons are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms and written representations regarding the absence of a filing requirement received from Reporting Persons, the Company believes that with respect to the 1998 fiscal year, all Reporting Persons complied with all applicable filing requirements, except that Roger L. Pringle, Chairman of the Board of the Company, filed one report reporting one transaction one month late due to a misunderstanding of the applicable transaction date.
                              ELECTION OF DIRECTORS

         At the Annual Meeting, shareholders will vote on the election of three Class II directors. The Nominating Committee of the Board of Directors has nominated Andrew S. Goldstein, G. Patrick Sheaffer, and Robert J. Zollars for election as Class II directors, for terms expiring at the Annual Meeting of Shareholders in 2002. The nominees for election as directors are presently members of the Board; Mr. Zollars was appointed to the Board in February 1998 to fill the vacancy occasioned by the resignation of R. Douglas Norby.

         In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for the three nominees, each of whom has consented to be named and to serve if elected. If a quorum is present, each nominee will be elected if he or she receives a plurality of the votes cast by shares entitled to vote at the Annual Meeting. Abstentions and shares as to which a broker or other nominee has indicated on a duly executed and returned proxy or otherwise advised the Company that it lacks voting authority will have no effect on the required vote.

         The Company does not know of anything that would preclude any nominee from serving. However, should any nominee for any reason become unable or unwilling to serve as a director, the persons named in the enclosed Proxy will vote the shares represented by each Proxy for such substitute nominee as the Board may approve.

         Any vacancy that occurs during the term of a director may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board. The vacancy may be filled until the next annual meeting of shareholders. The Nominating Committee of the Board has not yet identified a candidate to fill a vacant position in Class III of the Board of Directors created by the resignation of Richard K. Donahue in February 1998. Proxies may only be voted for Class II directors at the Annual Meeting. The Nominating Committee intends to continue to seek a qualified individual to fill the remaining vacancy prior to the Annual Meeting of Shareholders in 2000.

Certain information with respect to each person nominated for election as a director and each person whose term of office as a director will continue after the Annual Meeting is set forth below.

                                                                                               Director
Name                                        Principal Occupation                Age              Since
-------------------------------------------------------------------------------------------------------------------

Class I (Directors Whose Terms of Office Expire in 2000):

W. Charles Armstrong                Former Chairman and Chief Executive         54               1989
                                    Officer of Bank of America Oregon

John W. Morgan                      President and Chief Executive               39               1998
                                    Officer of the Company

Roger L. Pringle                    President of The Pringle Company,           58               1989
                                    a management consulting firm,
                                    Portland, Oregon

Class II (Nominees for Terms of Office to Expire in 2002):

Andrew S. Goldstein                 Senior Vice President of Advanced           50               1981
                                    Technology Development of the
                                    Company

G. Patrick Sheaffer                 Chairman, President and Chief               59               1983
                                    Executive Officer of Riverview
                                    Savings Bank, Camas, Washington

Robert J. Zollars                   Executive Vice President and Group          41               1998
                                    President of Cardinal Health, Inc., a
                                    pharmaceutical service provider,
                                    Dublin, Ohio

Class III  (Directors Whose Terms of Office Expire in 2001):

Margaret H. Jordan                  President of The Margaret Jordan            56               1995
                                    Group, L.L.C., a management consulting
                                    firm for the health care organization
                                    industry, Addison, Texas

Michael J. Paxton                   President of First Alert, a manufacturer    52              1995
                                    and distributor of residential safety
                                    equipment, Aurora, Illinois

         W. Charles Armstrong, now a private investor, served as interim President and Chief Executive Officer of the Company from May 1997 to October 1997. He was Chairman and Chief Executive Officer of Bank of America Oregon from September 1992 until September 1996. From April to September 1992, he was Chairman and Chief Executive Officer of Bank of America Idaho. Mr. Armstrong served as President and Chief Operating Officer of Honolulu Federal Savings Bank from February 1989 to April 1992. Prior to February 1989, he was President and Chief Executive Officer of West One Bank, Oregon. He is also a director of Agritope, Inc., which was a subsidiary of the Company until its spin-off in December 1997.

         Andrew S. Goldstein is Senior Vice President of the Company, a position he has held since June 1990. Prior to that time, he had been Vice President of Product Development from December 1988, Vice President of Scientific Affairs from July 1987 to December 1988, and Vice President of Research and Development from 1981 until July 1987. He also has served as Secretary from December 1988 to February 1993 and from November 1995 to the present and served as Treasurer until March 1991. Mr. Goldstein was Research Associate and supervisor of the Histocompatibility Laboratory at the Oregon Health Sciences University ("OHSU"), where he was engaged in paternity testing and transplantation immunology, from 1974 to 1981. Mr. Goldstein received a B.S. degree in microbiology from Cornell University in 1969 and a M.S. degree in cytology from Fordham University in 1973.

         Margaret H. Jordan has been President of The Margaret Jordan Group, L.L.C., since October 1997. Prior to that time, she was President and Chief Executive Officer of Dallas Medical Resource ("DMR") from February 1996. DMR is a not-for-profit alliance of Dallas' major medical organizations that was created to make Dallas, Texas, a regional, national and international center for medical referrals. Ms. Jordan was Vice President of Health Care & Employee Services at Southern California Edison Co. from December 1992 until January 1996. She had previously been a Vice President and Regional Manager with the Kaiser Foundation Health Plan of Texas, Inc., beginning in 1986, and was an Associate Regional Manager of Kaiser Foundation Health Plan of Georgia, Inc., from 1984 to 1986. Ms. Jordan received a B.S. degree in Nursing from Georgetown University in 1964 and an M.S. degree in Public Health from the University of California, Berkeley in 1972. She also serves on the Board of Directors of Eckerd Corporation.

         John W. Morgan has been President and Chief Executive Officer of the Company since October 1997. Before joining the Company, he was President-Americas of Regent Medical Products Group, Norcross, Georgia since 1996. Prior to joining Regent, he held various positions with Baxter Healthcare Corporation, where he worked for 13 years. From 1993 to 1996, he was President, Mid-America Regional Company of Baxter. Mr. Morgan received a B.S. degree in Public Administration and Economics from the University of Arizona in 1982. Mr. Morgan also serves on the board of directors of Koch Supply, Inc., a manufacturer and distributor for the red meat and poultry industry.

         Michael J. Paxton became President of First Alert, a division of Sunbeam Corporation, in August 1998. He was previously Chairman, President and Chief Executive Officer of O'Cedar Holdings, Inc., beginning in January 1996. From March 1992 until joining O'Cedar Holdings, Inc., he was President and Chief Executive Officer of The Haagen-Dazs Company, Inc. Prior to that he was President of the Baked Goods Division of The Pillsbury Company. Both companies are subsidiaries of Grand Metropolitan PLC. He is also a director of Transport Corporation of America, Inc.

         Roger L. Pringle has been Chairman of the Board of the Company since April 1990. He is President of The Pringle Company, a management consulting firm in Portland, Oregon, which he founded in 1975. Mr. Pringle is also a director of Agritope, Inc., and Bank of the Northwest.

         G. Patrick Sheaffer has been President of Riverview Savings Bank in Camas, Washington, since 1979, and has served as a director of the bank since 1983. In 1993, Mr. Sheaffer also became Chairman and Chief Executive Officer of Riverview Savings Bank and Riverview Mutual Holding Company, a bank holding company. He has been a director of the Washington Savings League since 1980.

         Robert J. Zollars has been Executive Vice President and Group President of Cardinal Health, Inc., Dublin, Ohio, since January 1997. Prior to that, he served as Group Vice President of Allegiance Corporation since October 1996 and was previously a corporate officer of Baxter Healthcare, Inc., most recently as President, U.S. Distribution. Mr. Zollars has nearly 20 years of health care industry experience.


D I R E C T O R S'   M E E T I N G S

         The Board held 12 meetings during the fiscal year ended September 30, 1998. Each of the directors listed above attended more than 75 percent of the combined total of meetings of the Board and of committees of the Board on which the director served during the year, except Michael J. Paxton and Robert J. Zollars, who attended 64 percent and 71 percent, respectively, of the combined total of meetings.

C O M M I T T E E S   O F   T H E   B O A R D

         The Board has designated an Executive Committee to assist in the discharge of the Board's responsibilities. The Executive Committee is composed of four directors, Roger L. Pringle, Chairman, W. Charles Armstrong, John W. Morgan and Michael J. Paxton. The Executive Committee met twice during the fiscal year ended September 30, 1998. The Executive Committee may exercise all the authority and powers of the Board in the management of the business and affairs of the Company, except those reserved to the Board by the Oregon Business Corporation Act or the Company's bylaws.

         The Executive Compensation Committee of the Board establishes and reviews from time to time compensation for executive officers of the Company, administers the Company's Incentive Stock Option Plan for Key Employees ("ISOP") and 1991 Stock Award Plan (the "Plan"), and performs other tasks as the Board may direct. Members of the Executive Compensation Committee are W. Charles Armstrong, Chairman, G. Patrick Sheaffer, and Robert J. Zollars, none of whom is eligible to participate in the Company's compensation plans other than to receive options awarded to nonemployee directors of the Company pursuant to the Plan. See EXECUTIVE COMPENSATION Compensation of Directors - Equity Compensation. The Executive Compensation Committee met five times during the fiscal year ended September 30, 1998.

         The Audit Committee of the Board reviews the performance and independence of the Company's outside auditors. Members of the Audit Committee are G. Patrick Sheaffer, Chairman, and Roger L. Pringle. The Audit Committee met once during fiscal year 1998 and recommended to the Board of Directors that no change be made with regard to the outside auditors, and that no significant changes in the Company's accounting practices were necessary.

         The Nominating Committee of the Board solicits and recommends potential candidates for membership on the Board of Directors. The members of the Nominating Committee are Roger L. Pringle, Chairman, Andrew S. Goldstein, Margaret H. Jordan and John W. Morgan. The Nominating Committee met four times during fiscal year 1998, recommending Robert J. Zollars for election to the Board of Directors and reporting on progress in selecting candidates to fill a vacancy on the Board.

         The Nominating Committee will consider nominees recommended by shareholders. Shareholders wishing to recommend a candidate for consideration by the Nominating Committee should submit information about the candidate in writing to the Company at the address and by the deadline stated under DEADLINE FOR SHAREHOLDER PROPOSALS.

         The Company's Bylaws provide that nominations for election to the Board may be made by the Board or by any shareholder entitled to vote for the election of directors. Notice of a shareholder's intent to make such a nomination must be given in writing, by personal delivery or certified mail, postage prepaid, to the Secretary of the Company and must include the name and address of the shareholder and each proposed nominee, a representation that the shareholder is a record holder of Common Stock and intends to appear in person or by proxy at the shareholder meeting to nominate the person or persons specified in the notice, a description of any arrangements or understandings pursuant to which the nominations are to be made, the consent of each proposed nominee to serve as a director if elected, and such other information regarding each nominee as would be required to be included in the Company's proxy statement had the person been nominated by the Board. Such notice, with respect to an election to be held at an annual meeting of shareholders, must be given at least 60 days in advance of the anniversary of the date of the previous year's annual meeting of shareholders or, with respect to an election to be held at a special shareholders meeting, must be given no later than the close of business on the seventh day following the date on which notice of such meeting was first given to shareholders.

                               EXECUTIVE OFFICERS

         The table below gives information about the current executive officers of the Company.


     Name                                            Age                                Position
-------------------------------------------------------------------------------------------------------------------

John W. Morgan                                       39                         President, Chief Executive
                                                                                Officer,         and Director

Edward V. Collom, Jr.                                51                         Vice President of Sales
                                                                                and Marketing

Charles E. Bergeron                                  53                         Chief Financial Officer

Andrew S. Goldstein                                  50                         Senior Vice President of
                                                                                Advanced Technology
                                                                                Development, Secretary
                                                                                and Director

J. Richard George, Ph.D.                             57                         Chief Scientific Officer


Officers of the Company hold office at the discretion of the Board.

For biographical summaries of Mr. Morgan and Mr. Goldstein, see ELECTION OF DIRECTORS.

         Edward V. Collom, Jr., has been Vice President of Sales and Marketing since March 1998. Prior to accepting employment with the Company, Mr. Collom was Vice President, Business Development with responsibility for sales and marketing of forensic drug testing services and drugs-of-abuse and on-site drug screening devices at PharmChem Laboratories, Menlo Park, California, since March 1996. From 1993 to February 1996, Mr. Collom was the Business Unit Director for Microgenics/Boehringer Mannheim's Immunoassay Unit. Mr. Collom has also worked with Specialty Laboratories, Johnson & Johnson - Ortho Diagnostics and DuPont Medical Products, where he gained experience with HIV, hepatitis, and Western blot products.

         Charles E. Bergeron has been Chief Financial Officer of the Company since January 1998. He has served as Chief Financial Officer - Epitope Medical Products since September 1997, and has been Vice President of Operations - Epitope Medical Products since July 1995. Mr. Bergeron joined the Company in August 1993 as President and Chief Executive Officer, Agrimax Floral Products, Inc., then a wholly-owned subsidiary. From 1978 to 1992, Mr. Bergeron was Senior Vice President - Finance of Freightliner Corporation, a Portland, Oregon, truck manufacturer. He holds a B.S. degree in Management Engineering, an M.S. degree in Management Science from Rensselaer Polytechnic Institute, and a Masters of Business Administration degree from Columbia University.

         J. Richard George, Ph.D., has been Chief Scientific Officer of the Company since January 1998. He joined the Company as Vice President of Scientific Affairs - Epitope Medical Products in March 1995. A career scientist, Dr. George previously served the Centers for Disease Control and Prevention ("CDC"), Atlanta, Georgia, which he joined in 1960. He held a series of management and technical positions at the CDC, becoming Chief, Developmental Technology, Laboratory Investigations Branch, Division of HIV/AIDS in 1988. He holds B.S. and M.S. degrees from Georgia State University and a Ph.D. in microbiology from the University of Georgia.

                             EXECUTIVE COMPENSATION

S U M M A R Y   C O M P E N S A T I O N   T A B L E

         The following table summarizes the compensation of all individuals who served as Chief Executive Officer during fiscal year 1998 and the four other most highly compensated individuals who were serving as executive officers of the Company at September 30, 1998.

                                                                                 Long-Term
                                                                                Compensation
                                           Annual Compensation                     Awards
                                           -------------------                  ------------

                                                                                Securities
                                                                                Underlying       All Other
Name and Principal Position          Year      Salary         Bonus             Options(#)(1)    Compensation(2)
-------------------------------------------------------------------------------------------------------------------

John W. Morgan    (3)                1998     $238,404            -               350,000          $61,071(4)
President and Chief
Executive Officer

W. Charles Armstrong (3)             1997            -            -                30,000(5)            -
Interim President and
Chief Executive Officer

Edward V. Collom, Jr. (6)            1998       77,000            -                75,000           39,557(4)
Vice President of Sales
and Marketing

Charles E. Bergeron                  1998      150,129            -                30,000                -
Chief Financial Officer              1997      129,567            -               134,000(5)             -
                                     1996      118,990      $15,000                     -                -

Andrew S. Goldstein                  1998      150,000            -                25,000            3,653
Senior Vice President of             1997      149,163            -                94,000(5)         3,750
Advanced Technology                  1996      128,510       30,000                     -            3,206
Development

J. Richard George, Ph.D.             1998      130,000            -                30,000            2,406
Chief Scientific Officer             1997      128,654            -                70,000(5)         3,250
                                     1996       95,192            -                     -            2,329


(1) Represents the number of shares for which options were awarded. No stock appreciation rights ("SARs") have been granted to any named executive officer during the years presented.

(2) Except as otherwise noted in (4) below, represents amounts contributed to the Company's 401(k) Profit Sharing Plan as employer matching contributions in the form of Common Stock.

(3) Mr. Morgan joined the Company in October 1997. Mr. Armstrong served as Interim President and Chief Executive Officer of the Company until October 6, 1997, but did not receive any compensation as an officer of the Company during fiscal 1998.

(4) Includes $57,488 and $37,291 in relocation expenses for Mr. Morgan and Mr. Collom, respectively, reimbursed by the Company, including moving costs, realtor fees, closing costs, furniture storage costs, and other miscellaneous expenses.

(5) Option grants during fiscal year 1997 consisted of replacement options granted to effect the repricing of outstanding options, except for an option to purchase 15,000 shares granted to Mr. Armstrong.

(6) Mr. Collom joined the Company in March 1998.


O P T I O N   G R A N T S   I N   L A S T   F I S C A L   Y E A R

                                               Individual Grants (1)
                            -------------------------------------------------------------
                                                                                           Potential Realizable Value at Assumed
                                                                                               Annual Rates of Stock Price
                                                                                             Appreciation for Option Term (2)
                                           Percent of                                      -------------------------------------
                                              Total
                             Number of       Options                 Market
                             Securities     Granted to                Price
                             Underlying     Employees    Exercise    on Date    Expir-
                              Options       in Fiscal    Price Per     of        atio
          Name                Granted          Year        Share      Grant      Date        0%           5%            10%
-------------------------------------------------------------------------------------------------------------------------------
John W. Morgan                350,000 (3)        11.04%       $3.16     $4.72    10/6/07   $546,560     $1,585,080   $3,178,630

Edward V. Collom, Jr.              75,000         2.37%        6.31      6.31     3/9/08          -        297,713      754,538

Charles E. Bergeron            30,000 (3)          .95%        4.72      4.72     1/1/08          -         89,016      225,606

Andrew S. Goldstein                25,000          .79%        6.00      6.00     2/9/08          -         94,325      239,050

J. Richard George              30,000 (3)          .95%        4.72      4.72     1/1/08          -         89,016      225,606


(1) Options shown are nonqualified options with terms of ten years. Except as otherwise noted in (3) below, options vest as to one-fourth one year after the date of grant, with the remaining three-fourths vesting in monthly installments over the following 36 months. Vesting ceases 90 days following termination of employment and is accelerated in case of a change in control of the Company. The holder's right to exercise the options will terminate immediately upon the termination of employment for cause, will expire five years after retirement, and will expire one year after death, disability, or ceasing to be an active employee of the Company for any other reason. Subject to certain conditions, the exercise price of the options may be paid by delivery of previously acquired shares of Common Stock. No SARs were granted during fiscal 1998.

(2) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

(3) Vests as to one-third one year after the date of grant, with the remaining two-thirds vesting in monthly installments over the following 24 months. Vesting continues for one year after termination of employment without cause. Mr. Morgan may exercise his option prior to vesting under an agreement giving the Company an option upon termination of Mr. Morgan's employment to repurchase any shares for which the option has been exercised but as to which the option is not vested at the termination date.

F I S C A L   Y E A R - E N D   O P T I O N   V A L U E S  (1)

                                        Number of Securities Underlying           Value of Unexercised In-the-
                                         Unexercised Options at Fiscal             Money Options at Fiscal Year-
                                                    Year-End                                  End (2)
                                       -----------------------------------       ------------------------------------
                Name                      Exercisable      Unexercisable             Exercisable      Unexercisable
---------------------------------------------------------------------------------------------------------------------
John  W. Morgan                                      -            350,000                        -          $229,355
Edward V. Collom, Jr.                                -             75,000                        -                 -
Charles E. Bergeron                            134,000             30,000                        -                 -
Andrew S. Goldstein                            194,000             25,000                        -                 -
J. Richard George                               47,500             52,500                        -                 -

(1) The named executive officers neither exercised any options or SARs during fiscal 1998 nor held any SARs at September 30, 1998.

(2) In-the-money stock options are options for which the exercise price is less than the market value of the underlying stock on a particular date. The values shown in the table are based on the difference between $3.81, which was the average of the high and low sales prices of the Common Stock as quoted on The Nasdaq Stock Market on September 30, 1998, and the applicable exercise price.

E M P L O Y M E N T   A G R E E M E N T S

         Pursuant to written employment agreements with the Company, all current executive officers are entitled to receive one year of salary in the event of termination without cause (two years in the case of Mr. Goldstein for termination in connection with a change in control of the Company). The agreements with Messrs. Morgan, Bergeron, and Collom permit them to treat a change in control and certain other events as a termination without cause. The agreements with Messrs. Morgan, Bergeron and Goldstein in each case prohibit the officer from competing with the Company for one year after termination unless the officer elects to waive the right to amounts otherwise payable. The agreements with each of Mr. Collom and Dr. George make any post-termination payment contingent on his refraining from competing with the Company. The agreements do not expire by their terms and are terminable by the Company with cause (upon 90 days' notice, in the case of Mr. Goldstein) or, subject to payment of the salary amounts described above, without cause.

C O M P E N S A T I O N   O F   D I R E C T O R S

         Under the Company's 1991 Stock Award Plan, nonemployee directors of the Company are eligible to receive nonqualified stock options. Such options have been granted to nonemployee directors on the basis described below. The Board may decide to grant options on other terms and in other amounts at any time.

         Initial Options. Each person who becomes a nonemployee director has been granted a stock option to purchase 50,000 shares of Common Stock (an "Initial Option"). A newly-elected Chairman of the Board has been entitled to receive an Initial Option to purchase an additional 25,000 shares (75,000 shares if not previously a nonemployee director). Initial Options are granted at an exercise price equal to the fair market value of a share on the date of grant minus the lesser of (a) $2.00 or (b) 25 percent of such fair market value. Each Initial Option becomes exercisable in annual installments based upon continued service as a director and expires at the end of five years following the director's retirement or one year following the director's death, disability or cessation of service as a director for any other reason. An Initial Option will generally become fully exercisable by the date of the fourth annual meeting of shareholders through which the director has served on the Board. Initial Options become exercisable in full immediately upon the occurrence of a change in control of the Company. A change in control of the Company would occur on the happening of such events as the beneficial ownership by a person or group of 30 percent or more of the outstanding Common Stock, certain changes in Board membership affecting a majority of positions, certain mergers or consolidations, a sale or other transfer of all or substantially all the Company's assets, or approval by the shareholders of a plan of liquidation or dissolution of the Company, as well as any change in control required to be reported by the proxy disclosure rules of the Commission.

         Payment of the exercise price may be made in cash or by delivery of previously acquired shares of Common Stock having a fair market value equal to the aggregate exercise price. To the extent that payment is made in previously acquired shares, the director is automatically granted a replacement ("reload") option for a number of shares equal to the number delivered upon exercise with an exercise price equal to the fair market value of a share of Common Stock on the date of exercise. Reload options become exercisable in full six months after the grant date.

         Renewal Options. Additional nonqualified stock options have been granted to each nonemployee director to purchase 15,000 shares of Common Stock ("Renewal Options") as of the December 15 prior to the annual meeting of shareholders at which the options most recently granted to such nonemployee director fully vest. Renewal Options vest in three equal annual installments beginning with the second annual meeting of shareholders following the date of grant, subject to acceleration of vesting upon the occurrence of a change in control of the Company. The other terms of Renewal Options are comparable to those of Initial Options, except that Renewal Options do not provide for reload options.


                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

         The following report of the Executive Compensation Committee of the Board (the "Committee") shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933 ("Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

         GENERAL. The Committee, which is composed of independent, nonemployee directors, is responsible for establishing and administering the Company's policies that govern executive compensation and benefit practices. The Committee evaluates the performance of the executive officers and determines their salary, merit cash bonus and related benefits. The Committee also grants certain awards under the Company's stock option plan.

         COMPENSATION PHILOSOPHY. The Company's executive compensation programs are designed to (i) align the interests of executive management with the long-term interests of the shareholders, (ii) motivate Company executives to achieve the strategic business goals of the Company and recognize their individual contributions, and (iii) provide compensation opportunities which are competitive with those offered by other national biotechnology companies similar in size and performance to the Company. In furtherance of these goals, the components of executive compensation include base salary, merit cash bonuses, stock option grants and other benefits and are linked to individual performance.

         BASE SALARY. At least annually, the Committee sets the salary for all executive officers. The Committee receives and considers management recommendations concerning salary adjustments for executive officers, as well as compensation data regarding other national biotechnology companies. The Committee, based on management's recommendation, did not increase executive salaries for fiscal year 1998 other than in connection with promotions to a new position. This action was consistent with management's decision not to increase wages or salaries for the rest of the Company's employees in fiscal 1998, except in the case of promotion, in order to help improve the Company's financial position. Executives promoted during fiscal 1998 were Charles E. Bergeron and J. Richard George, Ph.D.

         The Committee established the salary level and overall compensation package for John W. Morgan, the Company's new Chief Executive Officer, based on its determination of the competitive requirements to attract a suitable candidate with the abilities necessary to assist the Company in achieving its strategic and financial goals.

         MERIT CASH BONUSES. No merit cash bonuses were awarded during fiscal year 1998.

         STOCK OPTION GRANTS. As previously noted, an important goal of the Company's compensation program is to align the interests of the executive officers and other key employees with the long-term interests of the Company's shareholders. In furtherance of this goal, the Board of Directors adopted the 1991 Stock Award Plan pursuant to which the Company may grant stock-based awards to directors, officers, and employees of, and consultants and advisers to, the Company. The Plan was approved by the shareholders of the Company.

         In general, the size of individual option grants is determined by the Committee based on the executive's duties and the levels of option grants for executives with comparable positions at other biotechnology companies. The Committee does not consider the amount and terms of options already held by individual executive officers in making new grants. During fiscal year 1998, additional stock options were granted to two executives who were promoted to new positions and to Edward V. Collom, Jr., who was hired as the Company's Vice President of Sales and Marketing. Stock options were also awarded to Andrew S. Goldstein as part of the Company's practice of issuing additional options every three years. John W. Morgan received stock options as one element of an overall compensation package that the Committee determined was necessary to attract an executive of the caliber required for the chief executive officer position at the Company.

         OTHER COMPENSATION VEHICLES. The Company also has a 401(k) Profit Sharing Plan (the "401(k) Plan") which allows participants to defer compensation pursuant to Section 401(k) of the Internal Revenue Code. All employees of the Company, including executives, are eligible to participate in the 401(k) Plan provided certain qualifications are met. In addition to amounts which participants may elect to contribute to the 401(k) Plan, the Company makes matching contributions to the 401(k) Plan in Common Stock of the Company, which are allocated to all participants. Payments of benefits accrued for 401(k) Plan participants will be made upon retirement or upon termination of employment prior to retirement provided certain conditions have been met by the employee prior to termination.

EXECUTIVE COMPENSATION COMMITTEE:

W. Charles Armstrong, Chairman
G. Patrick Sheaffer
Robert J. Zollars

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         W. Charles Armstrong, G. Patrick Sheaffer, Robert J. Zollars, and R. Douglas Norby served as members of the Compensation Committee during fiscal year 1998. Mr. Armstrong served as interim President and Chief Executive Officer of the Company from May 1997 to October 6, 1997. He was appointed as chairman and a member of the Committee after John W. Morgan joined the Company as President and Chief Executive Officer in October 1997.

                          STOCK PRICE PERFORMANCE GRAPH

         The following graph compares the cumulative total returns to investors in the Company's Common Stock, the Standard & Poors 500 Stock Index, and the Russell 2000 Index for the period from October 1, 1993, through September 30, 1998. The graph assumes that $100 was invested on September 30, 1993, in the Company's Common Stock and in each of the above-mentioned indices and that all dividends were reinvested. The Russell 2000 Index is an index of companies with market capitalizations similar to the Company. It has been selected because the Company has been unable to identify a peer group of companies for comparison. No single public or private company has a comparable mix of technologies under development or products which serve the same markets as the Company. The Company's management believes that an index of companies with similar market capitalizations provides a reasonable basis for comparing total shareholder returns. Shareholders are cautioned that the graph shows the returns to investors only as of the dates noted and may not be representative of the returns for any other past or future period.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       AMONG EPITOPE INC., THE S & P 500 INDEX AND THE RUSSELL 2000 INDEX

[GRAPHICAL CHART CONTAINING THE FOLLOWING INFORMATION:

DATE                      EPITOPE,  INC.                     S&P 500                   RUSSELL 2000
----                      ---------------                    -------                   ------------

9/93                       $  100                            $  100                      $  100
9/94                           92                               104                         103
9/95                           65                               135                         127
9/96                           65                               162                         143
9/97                           38                               227                         191
9/98                           18                               248                         158]
















Note: The stock performance data for Epitope, Inc. used to generate the graph above does not include any adjustment for the spin-off of the Company's former subsidiary, Agritope, Inc., which was effected as a special stock dividend to the Company's shareholders. In the spin-off, each shareholder of record of the Company on December 26, 1997, received one share of Agritope, Inc., common stock for each five shares of Epitope, Inc., common stock. The closing price of the Agritope, Inc., common stock on a when-issued basis on The Nasdaq Stock Market was $8.00 on January 7, 1998, the day before it began trading independently of Epitope, Inc., common stock.

                                  ANNUAL REPORT

         The Company's Annual Report to Shareholders for the fiscal year ended September 30, 1998, accompanies this proxy statement. On written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended September 30, 1998, filed with the Commission (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of the Company's Common Stock on December 15, 1998, the record date for the Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Secretary of the Company at the address of the Company set forth in the Notice of Annual Meeting of Shareholders immediately preceding this proxy statement.
                             INDEPENDENT ACCOUNTANTS

         PricewaterhouseCoopers LLP, independent public accountants, examined the financial statements of the Company for fiscal 1998. No change in independent public accountants is contemplated for fiscal 1999. The Company expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting and to be available to respond to appropriate questions from shareholders. The accountants will have the opportunity to make a statement at the meeting if they desire to do so.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

         Shareholders of the Company may submit proposals for inclusion in the proxy material for the Company's Annual Meeting of Shareholders in the year 2000. Any such proposals must meet the shareholder eligibility and other requirements imposed by rules issued by the Commission and must be received by the Company at 8505 S.W. Creekside Place, Beaverton, Oregon 97008, Attention:
Secretary, not later than September 13, 1999.

         The persons named as proxies for the 2000 Annual Meeting of Shareholders will have discretionary authority to vote on any matter presented by a shareholder for action at such meeting unless the Company receives notice of the matter by November 27, 1999, in which case such persons will not have discretionary voting authority except as provided in the Commission's rules governing shareholder proposals.

BY ORDER OF THE BOARD OF DIRECTORS
Andrew S. Goldstein
Secretary
January 11, 1999

PROXY

                                  EPITOPE, INC.
                       1999 ANNUAL MEETING OF SHAREHOLDERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints John W. Morgan and Charles E. Bergeron, and each of them, proxies with full power of substitution to vote all of the shares which the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders of Epitope, Inc. (the "Company"), to be held on Tuesday, February 16, 1999, and at any further adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present, with respect to the matters listed on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AS directors. If any other business properly comes before the meeting, the proxies named above will have discretionary authority to vote thereon in accordance with their best judgment.

          PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY.
                  (Continued and to be signed on reverse side.)



                              FOLD AND DETACH HERE




                                  EPITOPE, INC.


                       1999 ANNUAL MEETING OF SHAREHOLDERS

                           TUESDAY, FEBRUARY 16, 1999

         Please mark your votes as indicated in this example [X]

1.       Election of Directors              FOR          WITHHOLD
         Class II (Term Expiring 2002)      [  ]           [  ]
                  Andrew S. Goldstein
                  G. Patrick Sheaffer
                  Robert J. Zollars

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK FOR AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE. TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES, MARK WITHHOLD.)





Signature(s)---------------------------------      Dated: ----------------, 1999

Please date and sign exactly as your name appears on this Proxy. If signing for estates, trusts, partnerships or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.






                              FOLD AND DETACH HERE




                                  EPITOPE, INC.


                       1999 ANNUAL MEETING OF SHAREHOLDERS

                           TUESDAY, FEBRUARY 16, 1999



                                      -2-